UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Soho House & Co Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London, United Kingdom	WC2R 1EA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 20 7851 2300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SHCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Soho House & Co. Inc., a Delaware corporation (the “Company”), was held virtually on January 9, 2026 at 10:00 a.m. Eastern Time (3:00 p.m. Greenwich Mean Time) via a live webcast (the “Special Meeting”). As of the close of business on December 1, 2025, the record date for the Special Meeting (the “Record Date”), 54,149,151 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), were outstanding and entitled to vote at the Special Meeting and 141,500,385 shares of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), were outstanding and entitled to vote at the Special Meeting. Each record holder of Class A Common Stock was entitled to one vote for each share of Class A Common Stock owned as of the Record Date and each record holder of Class B Common Stock was entitled to ten votes for each share of Class B Common Stock owned as of the Record Date.

At the Special Meeting, a total of 1,456,765,105 votes were present virtually or by proxy, representing approximately 99.15% of the voting power of the outstanding shares of Common Stock entitled to vote at the Special Meeting, and, therefore, a quorum was present for the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated December 11, 2025, and first mailed to the Company’s stockholders on or about the date thereof (the “Proxy Statement”), is set forth below.

Merger Proposal

As previously announced, on August 15, 2025, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”) with EH Parent LLC, a Delaware limited liability company (“Parent”), and EH MergerSub Inc., a Delaware corporation and wholly owned subsidiary of Parent. Adoption of the Merger Agreement and approval of the other Transaction Agreements and the Letter Agreement Amendment (each as defined in the Proxy Statement) (the “Merger Proposal”) required the affirmative vote of (1) the holders of shares of Common Stock representing a majority of the voting power of the outstanding Common Stock entitled to vote thereon (the “Majority Approval”) and (2) the holders of shares of Common Stock representing a majority of the votes cast by the Unaffiliated Stockholders (the “Unaffiliated Approval”). The “Unaffiliated Stockholders” means the Company’s stockholders other than (1) any of the Buyer Parties, the Equity Investors or any Subscription Investors (each as defined in the Proxy Statement); (2) any of the Reinvestment Stockholders (as defined in the Proxy Statement); (3) any members of the board of directors of the Company; (4) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (5) any affiliates or associates (as defined pursuant to Section 12b-2 of the Exchange Act) of any of the persons described in subclauses (1) to (5).

At the Special Meeting, the Company’s stockholders voted upon and adopted and approved the Merger Proposal. The Majority Approval was obtained with 99.14% of the voting power of the outstanding Common Stock entitled to vote on the Merger Proposal voting in favor and the Unaffiliated Approval was obtained with 99.79% of the votes cast by the Unaffiliated Stockholders voting in favor. The votes on this proposal were as follows:

	For	Against	Abstain
Majority Approval	1,456,638,519	43,547	83,039
Unaffiliated Approval	21,141,906	43,547	83,039(1)

(1)	Abstentions by Unaffiliated Stockholders were not considered votes cast affirmatively or negatively and had no effect on the outcome of the vote on the Unaffiliated Approval.

Adjournment Proposal

Because the Merger Proposal was approved, the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the other Transaction Agreements and the Letter Agreement Amendment at the time of the Special Meeting was rendered moot and was not called for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHO HOUSE & CO INC.
(Registrant)

/s/ Neil Thomson
Name: Neil Thomson
Title: Chief Financial Officer

Date: January 9, 2026